EXHIBIT 23.2



                        Glast, Phillips & Murray, P.C.
                         815 Walker Street, Suite 1250
                             Houston, Texas 77002
                                (713) 237-3135



March 4, 2005


U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:    PTS, Inc.- Form S-8

Gentlemen:

       I have acted as counsel to PTS, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 1,300,000,000 shares of its common stock, ("Incentive Shares"), par value $0.001 per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2005. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                              Very truly yours,

                                              /s/  Norman T. Reynolds

                                              Norman T. Reynolds




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